UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 29, 2023
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
The Spinoff
On June 30, 2023 (the “Distribution Date”), at 11:59 p.m. Burlington, North Carolina time (the “Effective Time”), Laboratory Corporation of America Holdings (“Labcorp”) completed the previously announced distribution (the “Distribution”) of 100% of the shares of the common stock of Fortrea Holdings Inc. (“Fortrea,” the “Company,” “we,” “us,” or “our”) to holders of Labcorp’s common stock on a pro rata basis (the “spinoff”). Each holder of record of Labcorp common stock received one share of our common stock for every one share of Labcorp common stock held on June 20, 2023 (the “Record Date”).
On or prior to the Distribution Date, in connection with the spinoff, we entered into several agreements with Labcorp that set forth the principal actions taken or to be taken in connection with the spinoff and that govern the relationship between us and Labcorp following the spinoff, including the following agreements:
•a Separation and Distribution Agreement;
•a Tax Matters Agreement;
•an Employee Matters Agreement; and
•a Transition Services Agreement.
The descriptions included below of the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement and the Transition Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Separation and Distribution Agreement
We entered into a Separation and Distribution Agreement with Labcorp before the spinoff. The Separation and Distribution Agreement contains the key provisions relating to the spinoff, including provisions relating to the principal intercompany transactions required to effect the spinoff, the conditions to the spinoff and provisions governing the relationships between Labcorp and us after the spinoff.
Transfer of Assets and Assumption of Liabilities
The Separation and Distribution Agreement provides for those transfers of assets and assumptions of liabilities that are necessary for our separation from Labcorp so that each of Fortrea and Labcorp retains the assets necessary to operate its respective business and retains or assumes the liabilities allocated to it in accordance with the internal restructuring.
Representations and Warranties
In general, neither Labcorp nor we made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, all assets will be transferred on an “as is,” “where is” basis.
The Distribution
The Separation and Distribution Agreement governs Labcorp’s and our respective rights and obligations regarding the Distribution. Prior to the Distribution, Labcorp delivered all of our issued and outstanding shares of common stock to a distribution agent. On the Distribution Date, Labcorp instructed the distribution agent to electronically deliver shares of our common stock to Labcorp’s stockholders on a pro rata basis. Each holder of record of Labcorp common stock received one share of our common stock for every one share of Labcorp common stock held on the Record Date.
Conditions
The Separation and Distribution Agreement provided that several conditions must be satisfied or waived by Labcorp, at the direction of its board of directors in its sole and absolute discretion, before the Distribution could occur.
Termination
Labcorp, at the direction of its board of directors in the Labcorp board’s sole and absolute discretion, could have terminated the Separation and Distribution Agreement at any time prior to the Distribution.

Release of Claims
Labcorp and we each agreed to release the other and its affiliates, successors, and assigns, and all persons that prior to the Distribution have been the other’s stockholders, directors, officers, members, agents, and employees, and their respective heirs, executors, administrators, successors, and assigns, from any claims against any of them that arise out of or relate to acts or events occurring or failing to occur or any conditions existing at or prior to the time of the Distribution. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.
Indemnification
Labcorp and we each agreed to indemnify the other and each of the other's affiliates and their respective past and present directors, officers, and employees, and each of their successors and assigns, against certain liabilities incurred in connection with the spinoff and our and Labcorp’s respective businesses. Neither Labcorp’s nor our indemnification obligations are subject to any cap. The amount of either Labcorp’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement specified the procedures regarding claims subject to indemnification.
Tax Matters Agreement
In connection with the spinoff (together with certain related transactions), we and Labcorp entered into a Tax Matters Agreement that governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the spinoff (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.
In general, the Tax Matters Agreement governs the rights and obligations that we and Labcorp have after the spinoff with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, Labcorp generally is responsible for all of our pre-closing income taxes that are reported on combined tax returns with Labcorp or any of its affiliates. We generally are responsible for all other income taxes and all non-income taxes primarily related to Fortrea’s business that are due and payable after the spinoff.
The Tax Matters Agreement will further provide that:
•Without duplication of our other indemnification obligations, we generally indemnify Labcorp against (i) taxes arising in the ordinary course of business for which we are responsible and (ii) any liability or damage resulting from a breach by us or any of our affiliates of a covenant or representation made in the Tax Matters Agreement; and
•Labcorp indemnifies us against taxes for which Labcorp is responsible under the Tax Matters Agreement.
In addition to the indemnification obligations described above, the indemnifying party is generally required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements, or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding. Indemnification obligations of the parties under the Tax Matters Agreement are not subject to any cap.
Further, the Tax Matters Agreement generally prohibits us and our affiliates from taking certain actions that could cause the spinoff and certain related transactions to fail to qualify for their intended tax treatment, including:
•during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may be prevented from allowing or permitting certain business combinations or transactions to occur;
•during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not sell or otherwise issue our common stock, other than pursuant to issuances that satisfy certain regulatory safe harbors set forth in Treasury regulations;
•during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not redeem or otherwise acquire any of our common stock, other than pursuant to certain open-market repurchases of less than 20% of our common stock (in the aggregate);
•during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not amend our Amended and Restated Certificate of Incorporation (or other organizational documents) or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of our common stock; and

•more generally, we may not take any action that could reasonably be expected to cause the spinoff and certain related transactions to fail to qualify as tax-free transactions under Section 368(a)(1)(D) and Section 355 of the Code, or to cause the spinoff to fail to qualify as a tax-free distribution under Section 355 of the Code.
In the event that the spinoff and certain related transactions fail to qualify for their intended tax treatment, in whole or in part, and Labcorp is subject to tax as a result of such failure, the Tax Matters Agreement will determine whether Labcorp must be indemnified for any such tax by us. As a general matter, under the terms of the Tax Matters Agreement, we are required to indemnify Labcorp for any tax-related losses in connection with the spinoff due to any action by us or any of our subsidiaries following the spinoff. Therefore, in the event that the spinoff and/or related transactions fail to qualify for their intended tax treatment due to any action by us or any of our subsidiaries, we will generally be required to indemnify Labcorp for the resulting taxes.
Employee Matters Agreement
In connection with the Distribution and spinoff, we entered into an Employee Matters Agreement with Labcorp that will govern the respective rights, responsibilities, and obligations of us and Labcorp after the spinoff with respect to transferred employees, collective bargaining agreements, incentive plans, group health and welfare plans, defined contribution plans, equity-based awards, and other employment, compensation, and benefit-related matters.
Liabilities
In general, Labcorp is responsible for all employment, compensation, and employee benefit liabilities relating to employees of Labcorp and former employees of Labcorp and for all liabilities relating to Labcorp's benefit plans, and Fortrea is responsible for all employment, compensation, and employee benefit liabilities relating to employees of Fortrea and former employees of the Fortrea business and for all liabilities relating to Fortrea's benefit plans, subject to certain exceptions further described in the Employee Matters Agreement.
Employee Benefits
Fortrea is responsible for establishing, and unless otherwise provided in the Transition Services Agreement, administering, its own group health and welfare plans and retirement plans.
Equity Compensation
In general, each outstanding Labcorp award held by a Fortrea employee was adjusted and converted into an award with respect to Fortrea common stock. Each outstanding Labcorp equity award held by employees remaining with Labcorp was also adjusted but will continue to relate to Labcorp common stock. In each case, the award was equitably adjusted or converted in a manner intended to preserve the aggregate intrinsic value of the original Labcorp equity award and, other than regarding performance share awards, the terms of the equity awards, such as vesting dates, generally remain substantially the same. Outstanding Labcorp performance share awards that were held immediately prior to the spinoff by any employee of Fortrea were treated as follows: (a) performance share awards for the 2021 to 2023 performance period were converted into time-based restricted stock units denominated in shares of our common stock based on achievement of performance goals as determined by the Labcorp Compensation and Human Capital Committee immediately prior to the spinoff; (b) performance share awards for the 2022 to 2024 performance period were converted into awards denominated in shares of our common stock, with 50% of the target number being converted into time-based restricted stock units based on achievement of performance goals as determined by the Labcorp Compensation and Human Capital Committee immediately prior to the spinoff and the remaining 50% of the target number being converted into performance shares over our common stock subject to the achievement of performance criteria established by the Labcorp Compensation and Human Capital Committee, and subject to further review and modification by Fortrea in its discretion; and (c) performance share awards for the 2023 to 2025 performance period were converted into performance shares of Fortrea subject to the achievement of performance criteria established by the Labcorp Compensation and Human Capital Committee, and subject to further review and modification by Fortrea in its discretion.
Transition Services Agreement
We and Labcorp entered into a Transition Services Agreement under which Labcorp will provide and/or make available various administrative services and assets to us and under which we will provide and/or make available various administrative services and assets to Labcorp. The services and assets to be provided to us by Labcorp primarily include: hosting and support for IT, network, security, and applications; accounting and finance; operations, marketing and procurement; human resources, payroll and benefits; treasury; insurance accounting and claims processing; facilities, environmental health and safety; tax matters; and administrative services. The services and assets to be provided to Labcorp by us primarily include: accounting and finance; human resources, payroll and benefits; operations; facilities, environmental health and safety; quality controls, including supplier management and regulatory intelligence; IT; global vendor management; and country specific legal and compliance matters.

In consideration for such services, the service recipient will pay fees to the service provider, and those fees will be based on direct and indirect costs associated with rendering those services, at no less than cost.
The term of the Transition Services Agreement will not exceed 24 months beginning on the Distribution Date (inclusive of any extension period for any transition services).
The personnel performing services under the Transition Services Agreement will be employees and/or independent contractors of the service provider or its subsidiaries and will not be under the service recipient’s direction or control.
The Transition Services Agreement also contains customary mutual indemnification provisions, which, except for liabilities arising out of or related to the gross negligence, willful misconduct or bad faith of the Service Provider (as defined therein) are capped at fees paid.
With respect to certain services, the Transition Services Agreement may be partially terminated with 60 days written notice provided certain other requirements are met. The Transition Services Agreement may be fully terminated by either party in the event of insolvency or unremedied material default.
Supplemental Indenture
As previously reported, on June 27, 2023, Fortrea issued $570 million aggregate principal amount of 7.500% Senior Secured Notes due 2030 (the “Notes”). On June 27, 2023, pursuant to an escrow agreement, Fortrea caused to be deposited into an escrow account, an amount being equal to the gross proceeds of the sale of the Notes (the “Escrowed Funds”). As of the Distribution Date, the Escrowed Funds were released to Fortrea.
The Notes were issued pursuant to an Indenture, dated as of June 27, 2023 (the “Indenture”), among Fortrea, as issuer, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”). Immediately following the Effective Time, the Initial Subsidiary Guarantors (as defined in the Indenture) became party to the Indenture pursuant to a Supplemental Indenture, dated as of June 30, 2023 (the “Supplemental Indenture”), among Fortrea, the Subsidiary Guarantors, the Trustee and the Collateral Agent. Pursuant to the terms of the Supplemental Indenture, the subsidiaries of the Company party thereto became guarantors of the Notes, as required by the Indenture. The Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on June 30, 2023, Fortrea entered, with the respective syndicates of lenders and issuers named therein and Goldman Sachs Bank USA, as administrative agent, into a credit agreement (the “Credit Agreement”) providing for (i) a five-year first lien senior secured revolving credit facility (the “Initial Revolving Facility”) in an aggregate committed amount of $450.0 million; (ii) a five-year $500.0 million first lien senior secured term A loan facility; and (iii) a seven-year $570.0 million first lien senior secured term B loan facility with a syndicate of lenders. The Initial Revolving Facility includes a $75.0 million swingline sub-facility and a $75.0 million letter of credit sub-facility. The Credit Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 30, 2023.
The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Indenture” is incorporated by reference into this Item 2.03.
Item 5.01. Changes in Control of Registrant.
The information set forth under Item 1.01 above is incorporated into this Item 5.01 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointments
Except as otherwise set forth below, on June 29, 2023, the persons set forth in the table below assumed their positions as directors on our board of directors (“Board”) and committee members and committee chairs of the below referenced Board committees. Our Charter (as defined below) provides for a classified board of directors. Based on the Charter, the Board will initially be divided into three classes as set forth below. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2024; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2025; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2026, with the members of each class to hold office until their successors are elected and qualified. At the annual meeting of stockholders held in 2024, the Class I directors will be elected for a term of office to expire at the 2027 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class II directors will be elected for a term of office to expire at the 2028 annual meeting of stockholders. At the 2026 annual meeting of stockholders, the Class III directors will be elected for a term of office to expire at the 2028 annual meeting of stockholders. At the 2027 annual meeting of stockholders, the Class I directors will be elected for a term of office to expire at the 2028 annual meeting of stockholders. Commencing at the 2028 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the board of directors will no longer be classified under Section 141(d) of the Delaware General Corporation Law (“DGCL”), and all directors will be elected for a term of office to expire at the next succeeding annual meeting of stockholders. We have not yet set the date of the first annual meeting of stockholders to be held following the spinoff.

Name	Age	Class	Committee Appointment
Thomas Pike	63	III	None
R. Andrew Eckert	62	III	Comp. Committee* & Nom. Committee
Betty Larson	47	II	Nom. Committee & Comp. Committee
Peter Neupert	67	III	Nom. Committee* & Audit Committee
Edward Pesicka	56	I	Audit Committee & Comp. Committee
Dr. Amrit Ray	50	II	Audit Committee & Nom. Committee
David Smith**	57	I	Audit Committee* & Comp. Committee
_____________
* Denotes Committee Chair
Comp. Committee: Management Development and Compensation Committee
Nom. Committee: Nominating, Corporate Governance and Compliance Committee
** As previously reported in our Current Report on Form 8-K filed with the Commission on June 21, 2023, effective June 15, 2023, Mr. Smith was appointed to the Board and was appointed Chair of the Audit Committee.

Effective at 11:59 p.m. on June 29, 2023, Sandra D. van der Vaart and Glenn A. Eisenberg, who had been serving as members of the Board, ceased to be directors of the Company. David Smith, who had been serving as a member of the Board and chair of the Audit Committee, will remain on the Board and will remain as chair of the Audit Committee. On June 29, 2023, Mr. Smith was also appointed to serve on the Company’s Management Development and Compensation Committee.

Non-Employee Director Compensation
Effective as of the Distribution Date, our non-employee directors will be entitled to receive cash and equity compensation as provided in our compensation program for the non-employee directors. Following the first year, changes, if any, will be considered and approved by our board of directors and Management Development and Compensation Committee. Under the program, non-employee directors will be compensated for service on the Board as follows:
Cash Retainers
For 2023, each non-employee director will receive an annual cash retainer of $67,500. The lead independent member of the Board will receive an additional annual cash retainer of $40,000. Chairs of the following committees will be entitled to the following applicable additional annual cash retainers: (a) Audit Committee Chair: $25,000; and (b) each of the Nominating, Corporate Governance and Compliance Committee and Management Development and Compensation Committee: $20,000.
For 2024 and thereafter, each non-employee directors is expected to receive a cash retainer of $90,000. The lead independent director and committee chairs will also receive the cash retainers described above.
Equity Grants
Each non-employee director will receive an annual grant of restricted stock units (“RSUs”) which will be issued after the spinoff and are expected to have a grant-date value of $210,000 (which will be subject to, among other terms and conditions, a one-year vesting requirement).
Officer Appointments
On June 29, 2023, the following people were appointed as officers of the Company serving in the office of the Company set forth beside each person’s name:

Name	Age	Position(s)
Amanda Warren	56	Chief Accounting Officer
Oren Cohen, M.D.	62	Chief Medical Officer and President, Clinical Pharmacology
Sam Osman	42	President, Enabling Services
Drayton Virkler	50	President, Commercial
Amanda Warren
Prior to being appointed the Chief Accounting Officer of Fortrea, Ms. Warren served as the Vice President, Finance and Vice President, Revenue Cycle Management of the Labcorp Drug Development Segment since 2020. In the approximately 22 years prior to 2020, Ms. Warren served in a variety of finance roles of increasing responsibility at GSK, a British multinational pharmaceutical and biotechnology company, including Finance Director for US Controller, Special Projects, Finance Services and Business Partners, among others. Ms. Warren received a BS degree and a Master of Accounting degree from University of North Carolina at Chapel Hill.
Oren Cohen, M.D.
Prior to being appointed the Chief Medical Officer and President, Clinical Pharmacology of Fortrea, Dr. Cohen served as the Chief Medical Officer and President, Clinical Pharmacology Services of the Labcorp Drug Development Segment since January 2022. From 2018 to 2022, Dr. Cohen served as the Chief Medical Officer and Global Head, Clinical Pharmacology Services of the Labcorp Drug Development Segment. Prior to 2018, Dr. Cohen served as the Chief Medical Officer of Viamet Pharmaceuticals, Inc., a pharmaceutical and biotechnology company. Dr. Cohen received a BA degree from Brandeis University and a Doctor of Medicine degree from Duke University School of Medicine. He completed Internal Medicine training at the New York Hospital – Cornell Medical Center and Infectious Diseases fellowship at the National Institute of Allergy and Infectious Diseases. He is an adjunct faculty member at Duke University Medical Center.
Sam Osman
Prior to being appointed the President, Enabling Services of Fortrea, Mr. Osman served as the Chief Executive Officer of Science and Medicine Group, a market research firm serving life science, analytical instrument, diagnostic, healthcare, radiology and dental industries, since 2020. Mr Osman also served as a venture partner from 2020-2023 with SV Health Investors. From 2016 to 2020, Mr. Osman served as the Chief Executive Officer of Cenduit, an eClinical technology business that was sold to IQVIA. Mr. Osman received two BS degrees from University of Tampa and an MBA from Carnegie Mellon University.
Drayton Virkler
Prior to being appointed the President, Commercial of Fortrea, Mr. Virkler served as the Chief Commercial Officer and then the President, Regulatory & Access for Certara, a global leader in biosimulation, since 2021. In the approximately 10 years prior to 2021, Mr. Virkler served in a variety of roles of increasing responsibility at IQVIA, a global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, including Vice President for Global head of Go-To-Market for Real World Solutions, Global Account Director, Business Development, among others. Mr. Virkler received a BS degree from Washington and Lee University and an MBA from Duke University.
Executive officers Thomas Pike (Chief Executive Officer), Jill McConnell (Chief Financial Officer) and Mark Morais (Chief Operating Officer and President, Clinical Services), previously appointed, are continuing in these positions following the Distribution. Stillman Hanson (General Counsel), previously appointed, is continuing in this position, and, in addition, will serve as Secretary of the Company.
Effective at 11:59 p.m. on June 29, 2023, the Company accepted resignations from Sandra D. van der Vaart (President and Secretary), Glenn A. Eisenberg (Executive Vice President), Robert S. Pringle (Treasurer) and Kathryn Kyle (Assistant Secretary), who had been serving as executive officers of the Company.
Information regarding the background of the directors and executive officers of the Company that is not included above is included in the Final Information Statement under the caption “Management,” on pages 116 to 119, which is included as Exhibit 99.1 to this Current Report on Form 8-K (the “Final Information Statement”), which pages are incorporated herein by reference.

Fortrea Holdings Inc. 2023 Omnibus Incentive Plan and the Fortrea Holdings Inc. 2023 Employee Stock Purchase                     Plan
We have adopted (a) the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan (the “Omnibus Plan”), effective as of the Distribution Date, and (b) the Fortrea Holdings Inc. 2023 Employee Stock Purchase Plan (the “ESPP”), effective as of July 1, 2023. A summary of the Omnibus Plan is included in the Final Information Statement under the caption “Compensation Discussion and Analysis,” on pages 136 to 141, which pages are incorporated herein by reference. A summary of the material terms of the ESPP is set forth below.
Any descriptions of the Omnibus Plan and the ESPP set forth in the Final Information Statement or under this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the full text of such plans and the forms of award agreements related to the Omnibus Plan, which are filed as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K, and are incorporated herein by reference.
Interpretation
The ESPP and the options granted under the ESPP are intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”). Notwithstanding the foregoing, Fortrea is not obligated to, and is not promising that it will, maintain the qualified status of the ESPP or any options granted thereunder. Options that do not satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code may be granted under the ESPP pursuant to the rules, procedures, or sub-plans adopted by the Administrator (as defined below) for certain eligible employees.
Share Reserve
Subject to adjustment in connection with certain corporate transactions, the maximum number of shares of our common stock that may be purchased under the ESPP, consisting of authorized but unissued shares, treasury shares, or shares purchased on the open market, will be 1,800,000 shares.
Administration
The ESPP will be administered, at the Company’s expense, under the direction of the Board, our Management Development and Compensation Committee, or any other committee of the Board designated by the Board from time to time (any such entity, the “Administrator”). The Administrator will have the authority to take any actions it deems necessary or advisable for the administration of the ESPP, which includes establishing the timing and length of offering periods and purchase periods, establishing minimum and maximum contribution rates and adopting such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the options or otherwise to provide for the participation by eligible employees who reside outside of the United States. The Administrator’s decisions will be final, conclusive, and binding upon all persons.
Eligibility
Generally, natural persons who have been our employees (including officers) or employees of any of our subsidiaries designated by the Administrator from time to time (a “participating affiliate”) for at least six months may be eligible to participate in the ESPP. However, the following employees are ineligible to participate in the ESPP: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than five months in any calendar year; (iii) employees who, after exercising their options to purchase our common stock under the ESPP, would own, directly or indirectly, shares of our common stock (including shares that may be acquired under any outstanding options under the ESPP) representing 5% or more of the total combined voting power of all classes of our capital stock; and (iv) employees who are citizens or residents of a foreign jurisdiction (without regard to whether such employees are also U.S. citizens or resident aliens), if the grant of an option under the ESPP or an offering period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the ESPP or an offering period to violate the requirements of Section 423 of the Code (unless the option is granted pursuant to a “Non-423(b) Offering” as defined below). Notwithstanding the foregoing, for purposes of an offering under the ESPP that is not intended to satisfy the requirements of Section 423 of the Code (a “Non-423(b) Offering”), the Administrator will have the authority to establish a different definition of eligible employee as it may deem advisable or necessary. In addition, the Administrator may determine that highly compensated employees (within the meaning of Section 414(q) of the Code) will not be eligible to participate in an offering period.

Participation Election
An eligible employee may participate in an offering period under the ESPP by submitting an enrollment form to Fortrea or its designee, which will authorize us to make after-tax payroll deductions in whole percentages up to 10% of the participant’s eligible compensation on each pay day following enrollment, or if authorized by the Administrator, will indicate the amount of other cash contributions that a participant will make to the ESPP. The Administrator will credit the deductions or contributions to the participant’s account under the ESPP. Subject to certain exceptions, a participant may cease their payroll deductions or cash contributions during an offering period, by submitting a new enrollment form, at any time prior to the last day of such offering period (or purchase period). A participant may increase or decrease their payroll deductions or cash contributions to take effect on the first trading day of the next offering period, by submitting a new enrollment form. Once an eligible employee becomes a participant in the ESPP, the participant will automatically participate in each successive offering period until the participant ceases their payroll deductions or is no longer eligible to participate in the ESPP or a specific offering period under the ESPP.
Offering Periods and Purchase Periods
The Administrator will determine the length and duration of the periods during which payroll deductions or other cash contributions will accumulate to purchase shares of our common stock, which period will not exceed 27 months. Each of these periods is known as an “offering period.” The Administrator may, but is not required to, permit periodic purchases of our common stock within a single offering period. The periods during which payroll deductions or other cash contributions will accumulate for these purchases are referred to as “purchase periods.”
Purchase Price
While the Administrator has discretion to establish a higher purchase price per offering period, until otherwise determined by the Administrator, the purchase price per share of our common stock under the ESPP will be (and may not be less than) 85% of the lesser of the average of the high and low sales prices of the our common stock on (i) the first trading day of the relevant offering period or (ii) the last trading day of the relevant offering period (or purchase period, if the offering period has multiple purchase periods).
Purchase of Shares
On the last trading day of the offering period (or purchase period, if the offering period has multiple purchase periods), a participant is deemed to purchase the number of whole shares of our common stock determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period (or purchase period) or the total value of all cash contributions made to the ESPP during the offering period (or purchase period) by the purchase price. Any cash not applied to the purchase of fractional shares will be transferred to the participants’ brokerage account.
Purchase Limitations
No participant may purchase shares of our common stock in any calendar year under the ESPP and under all other “employee stock purchase plans” of Fortrea and its subsidiaries having an aggregate fair market value in excess of $25,000, determined as of the first trading day of the offering period. In addition, no participant may purchase more than 50,000 shares of our common stock in any one offering period; provided, however, that prior to the start of an offering period, the Administrator may impose a different limit on such number of shares that may be purchased during the offering period. The fair market value for this purpose will be equal to the average of the high and low sales prices of our common stock as reported on the Nasdaq Stock Market LLC. If the Administrator determines that the total number of shares remaining available under the ESPP is insufficient to permit all participants to exercise their options to purchase shares, the Administrator will make a participation adjustment and proportionately reduce the number of shares purchasable by all participants.
Termination of Participation
A participant may not voluntarily withdraw from an offering period under the ESPP. A participant will automatically be withdrawn by Fortrea from an offering period under the ESPP (i) upon a termination of employment with Fortrea or a participating affiliate, (ii) in certain cases, following a leave of absence or a temporary period of ineligibility, and (iii) upon cessation of eligibility to participate in the ESPP for any reason.
Stockholder Rights
A participant shall not be a stockholder or have any rights as a stockholder with respect to shares of our common stock subject to the participant’s options under the ESPP until the shares are purchased pursuant to the options and transferred into the participant’s name on our books and records. Shares purchased under the ESPP will be held by the custodian designated under the ESPP. Following the purchase and transfer of the shares, a participant will become a stockholder with respect to the shares purchased and will then have all dividend, voting, and other ownership rights incident thereto. Notwithstanding the foregoing, the Administrator has the right to (i) limit the reissuance of the shares into the participant’s own name and delivery until two years from the first trading day of the offering period in which the shares were purchased and until one year from the last trading day of the offering period (or purchase period) in which the shares were purchased (the “holding period”), (ii) require that any sales during the holding period be performed through a licensed broker acceptable to Fortrea, and (iii) limit sales or other transfers of shares of our common stock for up to two years from the date the participant purchases shares under the ESPP.
Transferability
A participant’s options to purchase shares under the ESPP may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares under the ESPP may be made only to the participant (or, in the event of the participant’s death, to the participant’s estate or beneficiary). During a participant’s lifetime, only the participant may exercise their options to purchase shares under the ESPP.
Corporate Transactions
If certain changes occur to our commons stock by reason of a certain corporate transaction, such as a recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, the number and kinds of shares of our common stock for which options may be made under the ESPP will be adjusted proportionately by the Administrator. In addition, the number and kind of shares for which options are outstanding will be similarly adjusted so that the proportionate interest of a participant immediately following such event will, to the extent practicable, be the same as immediately prior to such event. Upon dissolution or liquidation of Fortrea, upon a merger, consolidation, or reorganization of Fortrea with one or more other corporations in which Fortrea is not the surviving entity, upon a sale of all or substantially all of Fortrea’s assets, or upon consummation of any other transaction approved by the Board resulting in any person or entity owning more than 50% of the combined voting power of all classes of Fortrea’s capital stock, the ESPP and all options outstanding thereunder will terminate, except to the extent the continuation or assumption of the ESPP, or the substitution of the options under the ESPP with new options covering the capital stock of the successor entity, with corresponding appropriate adjustments to the number and kinds of shares and purchase prices, are made in writing in connection with the transaction. Upon termination of the ESPP in this circumstance, the offering period will end on the last trading day prior to such termination unless the Administrator determines, in its sole discretion, that such ending date is impractical for administrative purposes and sets a different last day of the offering period, and the options of each participant will automatically be exercised on such last trading day. Subject to the foregoing, if Fortrea is the surviving corporation in any reorganization, merger, or consolidation of Fortrea with one or more other corporations, all outstanding options under the ESPP will pertain to and apply to the securities to which a holder of the number of shares of our common stock subject to such options would have been entitled immediately following such transaction, with corresponding appropriate adjustments to the number and kinds of shares and purchase prices. Furthermore, notwithstanding anything to the contrary in the ESPP and in accordance with applicable law, in the event of a change in stock or a corporate transaction described in the ESPP, the Administrator will have the right to shorten any offering period then in progress and establish a new last trading day of the purchase period for such offering period, which will occur before the effective date of the applicable change in stock or corporate transaction. In addition, the Administrator will notify participants in writing, at least five (5) business days in advance, of such new earlier purchase date and that the participant’s option will be exercised automatically on that date (unless the participant withdraws prior to such date or has ceased to be eligible to participate in the ESPP).
Term
The ESPP will become effective as of July 1, 2023. The ESPP will terminate on the earliest of (i) the day before the 10th anniversary of the date of adoption of the ESPP by the Board, (ii) the date on which all shares of our common stock reserved for issuance under the ESPP have been issued, (iii) the date the ESPP is terminated in connection with certain corporate transactions, and (iv) the date the Administrator terminates the ESPP.
Amendment, Suspension, or Termination
The Administrator may, at any time and from time to time, amend, suspend, or terminate the ESPP or an offering period under the ESPP; provided, however, that no amendment, suspension, or termination will, without the consent of the participant, impair any vested rights of a participant. Without stockholder approval, the Administrator may not (i) increase the number of shares reserved for issuance under the ESPP or (ii) change the eligibility requirements for participating in the ESPP.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Distribution, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (“Amended Charter”). On June 29, 2023, the Amended Charter and Amended and

Restated Bylaws (the “Amended Bylaws”), each of which was previously approved by the Board, Labcorp’s board of directors and by Labcorp as the Company’s sole member, became effective. A summary of the material provisions of the Amended Charter and Amended Bylaws can be found in the section titled “Description of Capital Stock” on pages 152 through 154 of the Final Information Statement which pages are incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Charter and Amended Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 8.01. Other Events.
On July 3, 2023, we issued a press release announcing the completion of the spinoff. The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in this item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated June 29, 2023, by and between Laboratory Corporation of America Holdings and Fortrea Holdings Inc.†*
3.1	Amended and Restated Certificate of Incorporation of Fortrea Holdings Inc.
3.2	Amended and Restated By-Laws of Fortrea Holdings Inc.
4.1
Supplemental Indenture, dated as of June 30, 2023, among Fortrea Holdings Inc., as issuer, the Initial Subsidiary Guarantors (as defined in the Indenture), as guarantors, U.S. Bank Trust Company, National Association, as trustee and U.S. Bank Trust Company, National Association, as collateral agent, relating to Fortrea Holding Inc.’s 7.500% Senior Secured Notes due 2030

10.1	Tax Matters Agreement, dated June 29, 2023, by and between Laboratory Corporation of America Holdings and Fortrea Holdings Inc.†*
10.2	Employee Matters Agreement, dated June 29, 2023, by and between Laboratory Corporation of America Holdings and Fortrea Holdings Inc.†
10.3	Transition Services Agreement, dated June 29, 2023, by and between Laboratory Corporation of America Holdings and Fortrea Holdings Inc.†*
10.4	Fortrea Holdings Inc. 2023 Omnibus Incentive Plan
10.5	Fortrea Holdings Inc. Employee Stock Purchase Plan
10.6	Form of Option Agreement
10.7	Form of 2023 Time Vesting Restricted Stock Unit Award (1 year)
10.8	Form of 2023 Time Vesting Restricted Stock Unit Award (3 year ratable)
99.1	Final Information Statement, dated June 9, 2023
99.2	Press Release, dated July 3, 2023, issued by Fortrea Holdings Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
† Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.
* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary

Date: July 3, 2023